EXHIBIT 11.1


                                 CHRONIMED INC.

                        COMPUTATION OF EARNINGS PER SHARE



See Note C of Notes to Consolidated Financial Statements for Chronimed Inc. for periods ended October 1, 1999 and October 2, 1998.